    As filed with the Securities and Exchange Commission on August 4, 1998
                                                  Registration No. 333-_______


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                             FORM S-8 AND FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                                K2 DESIGN, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                     13-3886065
  (State or other jurisdiction of                (I.R.S. Employer Identification
   incorporation or organization)                            Number)

                          30 Broad Street, 16th Floor
                              New York, NY 10004
              (Address of principal executive offices) (Zip code)

                   K2 Design, Inc. 1996 Stock Incentive Plan
                   K2 Design, Inc. 1997 Stock Incentive Plan
                          (Full titles of the plans)

                                Robert W. Burke
                            Chief Operating Officer
                                K2 Design, Inc.
                          30 Broad Street, 16th Floor
                              New York, NY 10004
                                (212) 301-8800
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       ---------------------------------

                       Copies of all communications to:

                             Neil S. Belloff, Esq.
                              Proskauer Rose LLP
                                 1585 Broadway
                           New York, New York 10036
                                (212) 969-3000

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed
                               Amount to          maximum          Proposed maximum
Title of securities to be         be           offering price     aggregate offering        Amount of
      registered             registered(1)      per share(2)           price(2)          Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, par               725,000           $3.4375           $2,492,187.50           $736.00
value $.01 per share            shares


(1) The maximum number of shares as to which awards may be granted under the K2 Design, Inc. 1996 Stock Incentive Plan (the "1996 Plan") and the K2 Design, Inc. 1997 Stock Incentive Plan (the "1997 Plan" and, together with the 1996 Plan, the "Plans"). Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under such Plans.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) calculated on the basis of the high and low sale prices of the Common Stock as reported on the NASDAQ Small Cap Market on July 31, 1998.

                               EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3. The Form S-8 portion of this Registration Statement will be used for offers of Common Stock of K2 Design, Inc. (the "Company") pursuant to the K2 Design, Inc. 1996 Stock Incentive Plan (the "1996 Plan") and the K2 Design, Inc. 1997 Stock Incentive Plan (the "1997 Plan", and together with the 1996 Plan, the "Plans"). The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and will be used for reofferings or resales of Common Stock to be acquired by the person named therein pursuant to the Plans. A Cross Reference Sheet is provided for such prospectus.

                                K2 DESIGN, INC.

                   Cross Reference Sheet Showing Location in
            Prospectus of Information Required by Items of Form S-3


Form S-3 Item Number and Caption                        Location in Prospectus
--------------------------------                        ----------------------

1.  Forepart of the Registration Statement and
    Outside Front Cover Page of Prospectus............  Front Cover Page

2.  Inside Front and Outside Back Cover Pages           Inside Front and Outside
    of Prospectus.....................................  Back Cover Pages

3.  Summary Information, Risk Factors and
    Ratio of Earnings to Fixed Charges................  The Company

4.  Use of Proceeds...................................  Not Applicable

5.  Determination of Offering Price...................  Not Applicable

6.  Dilution..........................................  Not Applicable

7.  Selling Security Holders..........................  Selling Stockholders

8.  Plan of Distribution..............................  Plan of Distribution

9.  Description of Securities to be Registered........  Front Cover Page

10. Interests of Named Experts and Counsel............  Experts; Legal Matters

11. Material Changes..................................  Not Applicable

12. Incorporation of Certain Information by             Incorporation of Certain
    Reference.........................................  Documents by Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act                  Indemnification of
    Liabilities.......................................  Directors and Officers

PROSPECTUS

                                K2 DESIGN, INC.

                        210,000 Shares of Common Stock
                          (par value, $.01 per share)

                                 -------------

         This Prospectus to the offer and sale of shares of common stock, par value $.01 per share ("Common Stock"), of K2 Design, Inc. (the "Company"), which may be offered hereby from time to time by any or all of the selling stockholders named herein (the "Selling Stockholders") for their own benefit. The Company will receive no part of the proceeds of sales made hereunder, however, the Company may receive funds upon the exercise of options pursuant to which the Selling Stockholders will acquire the shares of Common Stock covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares of Common Stock offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

         All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the Nasdaq Small Cap Market, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

         The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock of the Company is listed on the Nasdaq Small Cap Market under the symbol "KTWO". On July 31, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq Small Cap Market was $3.4375.

                                 -------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
                  DISAPPROVED BY THE SECURITIES AND EXCHANGE
               COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

                 The date of this Prospectus is August 4, 1998

                               TABLE OF CONTENTS


                                                                          Page

Available Information...................................................... 3

The Company................................................................ 4

Selling Stockholders ...................................................... 4

Plan of Distribution....................................................... 5

Incorporation of Certain Documents by Reference............................ 6

Legal Matters.............................................................. 6

Experts  .................................................................. 7

Indemnification of Directors and Officers.................................. 7

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the deliver of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section at the Commission's principal office, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Northeast Regional Office, Room 1028, 7 World Trade Center, New York, New York 10048 and the Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies may be obtained from the Commission's principal office upon payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site that contains the Company's Registration Statement and other information filed electronically with the Commission. The address of the Commission's World Wide Web site is http://www.sec.gov.

         This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to K2 Design, Inc., Attention:
Investor Relations Department, 30 Broad Street, 16th Floor, New York, N.Y. 10004, telephone number (212) 301-8800.

                                  THE COMPANY

         The Company was founded in 1993 as a general partnership. In January 1995, the Company was reorganized as a New York corporation that elected to be treated as an S corporation for tax purposes. In January 1996, the Company was reorganized as a Delaware holding company and the New York corporation became a wholly-owned operating subsidiary thereof and ceased to be an S corporation for tax purposes. The executive offices of the Company are located at 30 Broad Street, 16th Floor, New York, N.Y. 10004, telephone number (212) 301-8800.

                             SELLING STOCKHOLDERS

         The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares pursuant to the exercise of options granted under the Company's 1996 Stock Incentive Plan and 1997 Stock Incentive Plan (collectively, the "Plans"). The Selling Stockholders named below may resell all, a portion, or none of the shares that they acquire pursuant to the exercise of options under the Plans.

         Key employees deemed to be "affiliates" of the Company who acquire registered Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424(c) under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with," the Company.

         The following table shows the name of the Selling Stockholders, their position with the Company and the number of shares of Common Stock known by the Company to be beneficially owned by them as of July 31, 1998, the number of shares covered by this Prospectus and the amount and (if one percent or more) the percentage of the class to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of the shares of Common Stock covered by this Prospectus:

                                            Shares Owned
Name:                                     Prior to Offering        Shares Offered       Shares Owned After Offering
-----                                     -----------------        --------------       ---------------------------
                                                                                          Number            Percent
                                                                                          ------            -------
Matthew G. de Ganon                            500,120                  18,750           481,370              13.3
(President, Chief Executive Officer
and Director)

David J. Centner                               500,120                  18,750           481,370              13.3
(Executive Vice President - New
Business Development and
Chairman of the Board)

Douglas E. Cleek                               500,120                  18,750           481,370              13.3
(Chief Creative Officer)

Robert W. Burke                                400,000                 125,000           275,000               7.4
(Chief Operating Officer)

Bradley K. Szollose                            300,120                  18,750           281,370               7.8
(Director)

James A. Favia                                   6,000                   5,000             1,000                *
(Director)

Steven N. Goldstein                              5,000                   5,000                 0                0
(Director)


-------------

*   Less than 1%.

                             PLAN OF DISTRIBUTION

         Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts and they will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares of Common Stock which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares of Common Stock covered by this Prospectus, which funds, if any, will be used for working capital. The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when such shares of Common Stock are sold, it is anticipated that the shares of Common Stock will be sold from time to time primarily in transactions on the Nasdaq Small Cap Market at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares of Common Stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of such shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

          a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

          b. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1998.

          c. The Company's Proxy Statement on Schedule 14A filed on April 30, 1998.

          d.   The Company's Current Report on Form 8-K filed on June 17,
               1998.

          e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1997.

          f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 26, 1996 pursuant to Section 12 of the Exchange Act.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 LEGAL MATTERS

         The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Proskauer Rose LLP, New York, New York.

                                    EXPERTS

         The consolidated balance sheet as of December 31, 1997 and the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997 are incorporated herein by reference, have been incorporated herein in reliance upon the reports, also incorporated by reference herein, of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by law, indemnify any person who is or was a director, officer, incorporator, employee or agent of the Company against liability arising by reason of the fact that such person is or was a director, officer, incorporator, employee or agent of the Company, provided that such person acted in good faith and in a manner he or she reasonably believed was not opposed to the best interests of the Company.

         Article Seventh of the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company for breach of fiduciary duty as a director except (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

         Section 145 of the General Corporation Law of the State of Delaware, the law of the state in which the Company is incorporated, empowers a corporation within certain limitations to indemnify any person for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the corporation or any other person or enterprise at the Company's request, and empowers a corporation to advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the corporation or any other person or enterprise at the Company's request.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission by K2 Design, Inc., a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

                  (1) The Corporation's Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 1997;

                  (2) The Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

                  (3) The Corporation's Current Report on Form 8-K filed on June 17, 1998;

                  (4) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents; and

                  (5) The description of the Corporation's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

                  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 5.  Interest of Named Experts and Counsel.

         The validity of the Common Stock offered hereby is being passed upon for the Corporation by Proskauer Rose LLP.

         The consolidated balance sheet as of December 31, 1997 and the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997 are incorporated herein by reference, have been incorporated herein in reliance upon the reports, also incorporated by reference herein, of Arthur Andersen LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

         Item 6.  Indemnification of Directors and Officers.

         The Corporation's Certificate of Incorporation provides that the Corporation shall, to the full extent permitted by law, indemnify any person who is or was a director, officer, incorporator, employee or agent of the Corporation against liability arising by reason of the fact that such person is or was a director, officer, incorporator, employee or agent of the Corporation, provided that such person acted in good faith and in a manner he or she reasonably believed was not opposed to the best interests of the Corporation.

         Article Seventh of the Corporation's Certificate of Incorporation provides that a director of the Corporation shall not be liable to the Corporation for breach of fiduciary duty as a director except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

         Section 145 of the General Corporation Law of the State of Delaware, the law of the state in which the Corporation is incorporated, empowers a corporation within certain limitations to indemnify any person for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the corporation or any other person or enterprise at the corporation's request, and empowers a corporation to advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the corporation or any other person or enterprise at the corporation's request.

         Item 8.  Exhibits.

         4.1 Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Registration Statement on Form SB-2 (Registration No. 333-04319))

         4.2 By-Laws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form SB-2 (Registration No. 333-04319))

         4.3 K2 Design, Inc. 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Corporation's Registration Statement on Form SB-2 (Registration No. 333-04319))

         4.4 K2 Design, Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Corporation's Annual Report on Form 10-KSB (Commission File No. 1-11873))

         5     Opinion of Proskauer Rose LLP

         23.1  Consent of Arthur Andersen LLP

         23.2  Consent of Proskauer Rose LLP (included in Exhibit 5)

         24    Powers of Attorney: included on Page II-5.

         Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement;
                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;
                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if just the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement;
                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) that, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (3) to remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 1998.


                                        K2 DESIGN, INC.

                                        By: /s/Robert W. Burke
                                           ----------------------------
                                           Robert W. Burke
                                           Chief Operating Officer



                              POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Matthew G. de Ganon and Robert W. Burke, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of K2 Design, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1996 Stock Incentive Plan and 1997 Stock Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures                          Title                          Date
   ----------                          -----                          ----

/s/Matthew G. de Ganon           Chief Executive Officer,        July 30, 1998
--------------------------       President and Director
Matthew G. de Ganon


/s/Robert W. Burke               Chief Operating Officer         July 30, 1998
--------------------------       (Principal Financial and
Robert W. Burke                  Accounting Officer)


/s/David J. Centner              Director                        July 30, 1998
--------------------------
David J. Centner


/s/Douglas E. Cleek              Director                        July 30, 1998
--------------------------
Douglas E. Cleek


/s/Bradley K. Szollose           Director                        July 30, 1998
--------------------------
Bradley K. Szollose


                                 Director
--------------------------
Jack Favia


                                 Director
--------------------------
Steven Goldstein